UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 1, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the “Company”), a Pennsylvania corporation, will be held on Thursday, June 1, 2006, at 10:00 a.m., local time, at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 for the following purposes:

1.      To elect two Class I directors for a 3-year term and until their successors are duly elected and qualified.

2.      To consider and transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

Only shareholders of record at the close of business on April 7, 2006 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

By order of the Board of Directors,
Robert S. Ippolito
Secretary

Wyomissing, Pennsylvania
April 28, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING YOUR INSTRUCTIONS BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 1, 2006

This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the “Company”) on or about April 28, 2006, in connection with the solicitation of proxies for use at the Company’s 2006 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, June 1, 2006 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. This solicitation is being made on behalf of the Board of Directors of the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

The Board of Directors has set the close of business on April 7, 2006 as the record date (“Record Date”) for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 84,745,924 shares of the Company’s Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, is necessary for a quorum to be present at the Annual Meeting. Each share of the Company’s Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

The shares represented by all valid proxies received by phone, by internet or by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted for each of the nominees for director set forth in this Proxy Statement. Assuming a quorum is present, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for directors will be elected to serve on the Company’s Board of Directors. The Board knows of no other matters that are likely to be brought before the meeting other than the matter specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise act with their judgment on those matters. For purposes of determining the number of votes cast, only those cast “for” or “against” are counted. Abstentions and broker non-votes are not considered “cast” but are counted for purposes of determining whether a quorum is present at the Annual Meeting.

It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

GOVERNANCE OF THE COMPANY

The Company’s Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices which the Board and senior management believe promote this objective and are sound. The Company regularly reviews these governance practices, Pennsylvania law (the state in which the Company is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Marketplace Rules”), and U.S. Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

The Company’s Board of Directors currently consists of six members:  Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules.

The Board of Directors held ten meetings during the fiscal year ended December 31, 2005. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended December 31, 2005. In addition, each of the Company’s directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he or she was a member held during the fiscal year ended December 31, 2005.

The Company has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

Audit Committee.   John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy are the members of the Audit Committee. The Board has determined that Messrs. Jacquemin, Cramer and Levy are independent under the current Marketplace Rules and SEC regulations. The Board has determined that Mr. Jacquemin, the Chairman of the Audit Committee, satisfies the SEC criteria of a “financial expert” and is “financially sophisticated” for the purposes of Marketplace Rules. Because of his position as one of five trustees for the Carlino Family Trust, an irrevocable trust (see “Security Ownership of Principal Shareholders and Management” beginning on page 8 of this Proxy Statement), Harold Cramer falls outside the SEC safe harbor providing that a person will not be deemed an affiliate for purposes of determining audit committee member independence if he or she beneficially owns 10% or less of an issuer’s voting stock. Mr. Cramer’s voting and investment power in connection with the shares of the Company’s common stock held by the Carlino Family Trust is, however, restricted to limited matters and is shared with the other trustees. Peter M. Carlino has the sole power to vote the shares held by the Carlino Family Trust, except in the case of a sale of all or substantially all of the Company’s assets, a merger where the Company will not be the surviving entity or a liquidation where the manner in which the trust’s shares are voted is determined by a vote of all five trustees. As a result of Mr. Cramer’s limited voting and investment power, the Board has determined that Mr. Cramer is independent for the purpose of the SEC regulations and the Marketplace Rules.

The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and internal control system; appoint, compensate and, where appropriate, discharge and replace the Company’s independent registered public accounting firm; oversee, review and appraise the audit efforts of the Company’s independent registered public accounting firm; and maintain free and open communication with and among the independent registered public accounting firm, financial and senior management, and the Board of Directors. In addition, the Audit Committee is responsible for reviewing and appraising the audit efforts of the Company’s internal auditors. The Audit Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter was included as Appendix A to the Company’s 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Audit Committee met ten times in 2005.

Compensation Committee.   Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are members of the Compensation Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent for the purposes of the Marketplace Rules. The principal functions of the Compensation Committee are to evaluate the annual performance of the Chief Executive Officer (“CEO”) and other executive officers and set their annual compensation; review the Company’s executive compensation programs; assess the Company’s management succession planning; recommend the structure and amount of compensation for non-employee directors; review and approve management recommendations regarding option grants to employees other than executive officers; and administer and interpret the Company’s Amended and Restated 1994 Stock Option Plan, as amended, or 1994 Stock Option Plan, and 2003 Long Term Incentive Compensation Plan, or 2003 Equity Compensation Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors and met five times in 2005.

Compliance Committee.   The Compliance Committee has three members. David A. Handler and John M. Jacquemin are the current Board members of the Compliance Committee. Steve Ducharme, a consultant to the Company, is the Chairman of the Compliance Committee. The Compliance Committee was established to ensure, through self-regulatory procedures, compliance with applicable laws relating to the Company’s gaming and racing businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that would pose a threat to the reputation and integrity of the Company’s gaming and racing operations. The Compliance Committee operates under a written charter adopted by the Board of Directors and met eleven times in 2005.

Nominating Committee.   Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are the members of the Nominating Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent under the Marketplace Rules. The Nominating Committee is responsible for identifying and recommending, for the Board’s selection, nominees for election to the Board and advising the Board with respect to Board structure, composition and size of the Board and its committees. The Nominating Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter is not currently on the Company’s website but was included as Appendix B to the Company’s 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Nominating Committee met one time in 2005.

The Nominating Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:

•       whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position) of a company as large or larger than the Company;

•       a candidate’s ability to meet the suitability requirements of all relevant regulatory agencies;

•       a candidate’s ability to represent interests of the shareholders;

•       a candidate’s independence from management and freedom from potential conflicts of interest with the Company;

•       a candidate’s financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the Marketplace Rules;

•       whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

•       a candidate’s ability to work constructively with the Company’s management and other directors; and

•       a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.

During the process of considering a potential nominee, the Committee may request additional information about, or an interview with, the potential nominee.

The Nominating Committee will also consider recommendations of nominees for director to be elected at the Company’s 2007 annual meeting of shareholders by shareholders who have owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation, provided that such recommendation must be in proper written form (containing certain information specified in the bylaws about the shareholder and the person recommended) and must be received by the Secretary of the Company between January 2 and February 1, 2007 at the Company’s principal executive office. In evaluating recommendations received from shareholders, the Committee will apply the criteria and follow the process described above.

Compensation of Directors

The Company pays director’s fees to each director who is not an employee of the Company. During the year ended December 31, 2005, each outside director received an annual retainer fee of $50,000 and reimbursement for out-of-pocket expenses in connection with their attendance at such meetings. In addition, members of the Audit Committee and Compensation Committee each received an annual retainer fee of $10,000 and $5,000, respectively. Non-employee directors did not receive a separate retainer fee for membership on the Nominating or Compliance Committee. In addition, in 2005, the Compensation Committee approved a grant to each non-employee director of options to purchase 60,000 shares of Common Stock of the Company (adjusted to reflect the Company’s March 7, 2005 two-for-one stock split). The exercise price of the options granted to non-employee directors is equal to the fair market value of the Company’s Common Stock on the date of the grant. The options vest over four years, 25% on the first anniversary of date of grant and 25% on each succeeding anniversary.

Shareholder Access Policy

Shareholders who wish to communicate with directors should do so by writing to Penn National Gaming, Inc., Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing,

PA 19610, Attention:  Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit Committee.

Director Attendance at Annual Meetings

The Company encourages all of its directors to attend the Company’s annual meeting of shareholders. Last year, all of the individuals then serving as directors of the Company attended the Company’s 2005 annual meeting of shareholders.

Employee Code of Conduct

The Company has a Code of Conduct, which is applicable to all employees of the Company, including the Company’s principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed, among other things, to deter wrongdoing and promote ethical conduct, full and accurate reporting in the Company’s SEC filings, and compliance with applicable laws. A copy of the current Code of Conduct has been included as Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on April 24, 2006 and is available on the Company’s website at www.pngaming.com. The Corporate Director of Regulatory Affairs has been named the Chief Compliance Officer under the Company’s Code of Conduct. Compliance personnel at the Company’s properties report to the Corporate Director of Regulatory Affairs.

PROPOSAL 1:  ELECTION OF CLASS I DIRECTORS

Information about Nominees and Other Directors

The Company’s Board of Directors consists of six members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules. Two Class I directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of shareholders of the Company to be held in the year 2009 and until their respective successors are duly elected and qualified.

The following table sets forth the name, age, principal occupation and respective service dates of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should either of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of the one who remains as a nominee and may be voted for a substitute nominee.

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
David A. Handler	41	Senior Managing Director, Bear Stearns & Co., Inc.	1994	2006
John M. Jacquemin	59	President, Mooring Financial Corporation	1995	2006

Messrs. Handler and Jacquemin are standing for re-election based upon the judgment, skill and dedication they have previously demonstrated as Board members.

The following table sets forth the name, age, principal occupation and respective service dates of each person who will continue as a director after the Annual Meeting.

Name	Age	Principal Occupation	Director Since	Term Expires
Class III Directors:
Peter M. Carlino	59	Chairman of the Board and Chief Executive Officer of the Company	1994	2008
Harold Cramer	78	Retired Partner, Schnader Harrison Segal & Lewis LLP; Retired Chairman and Chief Executive Officer of the Graduate Health System	1994	2008
Class II Directors:
Robert P. Levy	75	Chairman of the Board, DRT Industries, Inc.	1995	2007
Barbara Z. Shattuck	55	Principal, Shattuck Hammond Partners, LLC	2004	2007

David A. Handler.   Mr. Handler has been a director since 1994. Since April 2000, he has been a Senior Managing Director at Bear Stearns & Co., Inc. (“Bear Stearns”). From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

John M. Jacquemin.   Mr. Jacquemin has been a director since 1995 and is President of Mooring Financial Corporation companies. Mooring Financial Corporation is a group of financial services companies founded by Mr. Jacquemin in 1982 that specialize in the purchase and administration of commercial loan portfolios and equipment leases.

Peter M. Carlino.   Mr. Carlino has served as the Company’s Chairman of the Board and Chief Executive Officer since April 1994. Since 1976, he has been President of Carlino Financial Corporation, a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning and monitoring the operations.

Harold Cramer.   Mr. Cramer has been a director since 1994. Until November 1996, Mr. Cramer was the Chairman and Chief Executive Officer of the Graduate Health System. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP.

Robert P. Levy.   Mr. Levy has been a director since 1995. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation. Mr. Levy is a director of Fasig-Tipton Company, an equine auction company.

Barbara Z. Shattuck.   Ms. Shattuck has been a director since January 29, 2004. She is a Principal of Shattuck Hammond Partners LLC, an investment banking firm. Prior to co-founding Shattuck Hammond in 1993, Ms. Shattuck spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she co-founded. From 1976 to 1982 she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck began her career as a municipal bond analyst at Standard & Poor’s Corporation. Ms. Shattuck is a member of the board of directors of Sun Life Insurance & Annuity Company of New York.

The Board of Directors unanimously recommends that the shareholders vote “FOR” each of the nominees.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended December 31, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	7,638,814	$17.207	6,169,500
Equity compensation plans not approved by shareholders	95,000	$7.95	—
Total	7,733,814	$17.091	6,169,500

Option Grant to the Company’s Chairman

On February 6, 2003, the Compensation Committee granted Peter M. Carlino a stock option to purchase 95,000 shares of the Company’s common stock at an exercise price of $7.95 per share (adjusted to reflect the Company’s March 7, 2005 two-for-one stock split), which was the closing price of the Company’s common stock on the day before the option was granted. This stock option, which was granted prior to the adoption of the Company’s 2003 Equity Compensation Plan, was not granted under the 1994 Stock Option Plan because sufficient shares did not remain available for grant under such plan. The stock option vests 25% on each of February 6 of 2004, 2005, 2006 and 2007 and expires on February 6, 2013. The terms of the stock option may be amended only by a written agreement between Peter M. Carlino and the Company that is approved by the Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of April 7, 2006, by each person known to the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, each director, the chief executive officer and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 7, 2006, are deemed outstanding for computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of Common Stock outstanding as of April 7, 2006 (84,745,924 shares).

Name and Address	Number of Shares Beneficially Owned	Percentage of Class
Peter M. Carlino(1)(2)	12,018,129	14.16%
Peter D. Carlino(1)(3)	10,609,285	12.52%
Richard J. Carlino(1)(4)	10,134,708	11.96%
David E. Carlino(1)(4)	10,109,591	11.93%
Carlino Family Trust(1)	10,082,073	11.90%
Harold Cramer(1)(5)	10,729,285	12.65%
David A. Handler(6)	150,000	*
John M. Jacquemin(6)	47,400	*
Robert P. Levy(7)	5,600	*
Barbara Z. Shattuck(8)	31,400	*
Kevin DeSanctis(6)(9)	810,000	*
William J. Clifford(6)(9)	327,500	*
Leonard DeAngelo(6)(9)	224,944	*
Jordan Savitch(6)(9)	141,260	*
All executive officers and directors as a group (11 persons)(6)(9)	14,511,845	16.79%
FMR Corporation(10)	10,272,431	12.12%
Akre Capital Management, LLC(11)	7,055,000	8.33%

Notes to Security Ownership of Principal
Shareholders and Management Table

*                    Less than 1%.

(1)          10,082,073 shares of the Company’s common stock are owned by an irrevocable trust (the “Carlino Family Trust”) among Peter D. Carlino, his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. Peter D. Carlino, Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters.

(2)          The number of shares in the tables includes 10,082,073 shares owned by the Carlino Family Trust, 284,510 shares owned by the Grantor Retained Annuity Trust of Marshia W. Carlino dated January 19, 2005 of which Peter M. Carlino is the trustee and has sole voting and investment power, 184,284 shares owned jointly with Mr. Carlino’s wife, 220,000 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted, and 111,300 shares that may be acquired upon the exercise of outstanding options.

(3)          The number of shares in the table includes 10,082,073 shares owned by the Carlino Family Trust and 527,212 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino’s children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(4)          The number of shares in the table includes 10,082,073 shares of Common Stock owned by the Carlino Family Trust.

(5)          The number of shares in the table includes 10,082,073 shares owned by the Carlino Family Trust, an aggregate of 527,212 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino’s children as to both of which Harold Cramer has shared investment power and shared voting power and 60,000 shares that may be acquired upon the exercise of outstanding options.

(6)          Includes shares that may be acquired upon the exercise of outstanding options, as follows:  Kevin DeSanctis, 698,868 shares; William J. Clifford, 269,000 shares; Leonard DeAngelo, 172,044 shares; Jordan Savitch, 114,260 shares; David A. Handler, 120,000 shares; and John M. Jacquemin, 45,000 shares; and all executive officers and directors as a group, 1,688,472 shares.

(7)          Includes 5,000 shares that may be acquired upon the exercise of outstanding options and 600 shares owned by Mr. Levy’s spouse, as to which shares Mr. Levy disclaims beneficial ownership.

(8)          Includes 15,000 shares that may be acquired upon the exercise of outstanding options and 2,000 shares owned by Ms. Shattuck’s spouse, as to which shares Ms. Shattuck disclaims beneficial ownership.

(9)          Includes restricted shares issued as follows: Kevin DeSanctis, 60,000 shares; William J. Clifford, 40,000 shares; Leonard DeAngelo, 40,000 shares; and Jordan Savitch, 20,000 shares, and all executive officers and directors as a group, 400,000 shares, under which each of them has voting rights but his disposition rights are currently restricted.

(10)   According to their 13G/A filed with the Securities and Exchange Commission on February 14, 2006, consists of shares beneficially owned as of December 31, 2005, and includes 2,728,101 shares to which FMR Corporation (“FMR”) has sole voting power and 10,272,431 shares as to which FMR has sole dispositive power. This Schedule 13G report was filed jointly by FMR, Edward C. Johnson 3d and Fidelity Management & Research Company. Mr. Johnson is Chairman of FMR. Members of Mr. Johnson’s family are the predominant owners of Class B shares of FMR, representing 49% of the voting power of FMR and all Class B shareholders have entered into a shareholders’ agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. As such, members of Mr. Johnson’s family may be deemed to be members of a controlling group with respect to FMR. The amounts beneficially owned by FMR include 8,012,281 shares beneficially owned by Fidelity Management & Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of FMR; 906,317 shares beneficially owned by Fidelity Management Trust Company, a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a wholly-owned subsidiary of FMR; and 1,353,833 shares owned by Fidelity International Limited (“FIL”), an investment advisor that is independent of FMR, but a partnership controlled by Edward C. Johnson 3d and his family owns approximately 38% of the voting shares of FIL and Mr. Johnson acts as the Chairman of FIL. FMR and FIL are of the view that they are not acting as a group and that they are not otherwise required to attribute beneficial ownership of the Company’s common stock to one another. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(11)   According to their 13G/A filed with the Securities and Exchange Commission on February 13, 2006, consists of shares beneficially owned as of December 31, 2004 by Akre Capital Management, LLC (“ACM”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Charles T. Akre, Jr., and represents shares to which ACM and Mr. Akre have shared voting and dispositive power. Mr. Akre is the managing member of ACM. The address of ACM and Mr. Akre is 2 West Marshall Street, P.O. Box 998, Middelburg, VA 20118.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

The following table sets forth information with respect to all compensation awarded to, earned by or paid for services rendered to the Company by (a) the Company’s Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) during the last completed fiscal year.

Summary Compensation Table

						Long Term Compensation Awards
Name and		Annual Compensation				Restricted	Securities Underlying Options	All Other
Principal Position	Year	Salary	Bonus(1)		Other(2)	Stock Awards(3)	Granted(4)	Compensation
Peter M. Carlino	2005	$1,000,000	$1,000,000		$150,783	—	600,000	$338,042	(5)
Chairman of the Board and	2004	$842,585	$832,000		$84,203	$2,404,000	300,000	$319,128	(5)
Chief Executive Officer	2003	$785,016	$800,000		—	—	300,000	$313,303	(5)
Kevin DeSanctis	2005	$850,000	$850,000		—	—	400,000	$90,785	(6)
President and Chief	2004	$737,261	$728,000		—	—	200,000	$82,751	(6)
Operating Officer	2003	$695,865	$700,000		—	—	200,000	$78,853	(6)
William J. Clifford	2005	$500,000	$500,000		—	—	300,000	$53,655	(7)
Chief Financial Officer	2004	$402,692	$400,000		—	—	100,000	$44,644	(7)
and Sr. Vice President, Finance	2003	$343,558	$350,000		—	—	100,000	$35,324	(7)
Leonard DeAngelo(8)	2005	$500,000	$500,000		—	—	160,000	$57,950	(9)
Executive Vice President of	2004	$487,154	$460,000		—	—	70,000	$38,004	(9)
Operations	2003	$202,500	$375,000	(10)	—	—	300,000	$18,137	(9)
Jordan Savitch	2005	$365,000	$260,000		—	—	140,000	$8,400	(7)
Senior Vice President and	2004	$317,077	$315,000		—	—	70,000	$6,500	(7)
General Counsel	2003	$275,000	$150,000		—	—	—	—

(1)  These amounts reflect the bonuses earned for 2005, 2004 and 2003.

(2)  Certain of the Named Executive Officers received indirect compensation in the form of certain perquisites and other personal benefits. Except as otherwise disclosed in the Other Annual Compensation column, none of the perquisites or other personal benefits paid to each of the Named Executive Officers exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers. Mr. Carlino’s other annual compensation in 2005 and 2004 included personal use of the Company’s aircraft (totaling $146,109 for 2005 and $80,922 for 2004), personal use of a leased car and personal use of a country club membership.

(3)  The value expressed in the Table is determined by the closing price of Company’s Common Stock on the date of grant, multiplied by the number of shares granted. A grant of 160,000 shares (adjusted to reflect the Company’s March 7, 2005 two-for-one stock split) of restricted stock was made to Mr. Carlino on May 26, 2004. The shares of restricted stock will vest on May 26, 2009. At December 31, 2005, the fair market value of the shares of restricted stock held by Mr. Carlino was $5,272,000. Mr. Carlino is entitled to receive any dividends paid on the restricted stock.

(4)  Options granted have been adjusted to reflect the Company’s March 7, 2005 two-for-one stock split.

(5)  Represents (i) contributions of $100,000, $81,087 and $64,626 in 2005, 2004 and 2003, respectively, made by the Company to its deferred compensation and 401(k) plans for the account of Peter M. Carlino; and (ii) life insurance policy premiums of $238,041, $238,041 and $248,677 in 2005, 2004 and 2003, respectively, paid by the Company on behalf of certain irrevocable trusts created by Peter M. Carlino. See “Certain Transactions” beginning on page 15.

(6)  Represents (i) contributions of $87,300, $79,266 and $66,791 in 2005, 2004 and 2003, respectively made by the Company to its deferred compensation and 401(k) plans for the account of Kevin DeSanctis; and (ii) life insurance policy premiums of $3,485, $3,485 and  $12,062 in 2005, 2004 and 2003, respectively, paid by the Company on behalf of Mr. DeSanctis.

(7)  Represents amounts contributed by the Company to its deferred compensation and 401(k) plans for the account of such Named Executive Officers.

(8)  Mr. DeAngelo joined the Company on July 21, 2003.

(9)  Represents (i) contributions of $56,400, $36,454 and $16,587 in 2005, 2004 and 2003, respectively, made by the Company to its deferred compensation and 401(k) plans for the account of Mr. DeAngelo; and (ii) life insurance policy premiums of $1,550, $1,550 and $1,550 paid in 2005, 2004 and 2003, respectively, by the Company on behalf of Mr. DeAngelo.

(10) Includes a $150,000 cash bonus Mr. DeAngelo received upon the commencement of his employment on July 21, 2003.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock options granted during 2005 to the executive officers named in the Summary Compensation Table.

	Individual Grants
	Number of Securities Underlying Options	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
NAME	Granted(1)	2005(2)	Share(3)	Date	5%(4)	10%(4)
Peter M. Carlino	600,000	21.33%	$29.22	1/6/15	$11,025,781	$27,941,493
Kevin DeSanctis	400,000	14.22%	$29.22	1/6/12	$4,758,190	$11,088,605
William J. Clifford	300,000	10.66%	$29.22	1/6/12	$3,568,642	$8,316,454
Leonard DeAngelo	160,000	5.69%	$29.22	1/6/12	$1,903,276	$4,435,442
Jordan Savitch	140,000	4.98%	$29.22	1/6/12	$1,665,366	$3,881,012

(1)          Options granted to Messrs. Carlino, DeSanctis, Clifford, DeAngelo and Savitch vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(2)          Based on a total number of options granted to employees during 2005 of 2,813,000.

(3)          The exercise price is equal to the fair market value of the Company’s Common Stock on the date of the grant.

(4)          Potential realizable value is based on an assumption that the market price of the Company’s Common Stock appreciates at the stated rates compounded annually from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table provides information with respect to the executive officers shown in the Summary Compensation Table concerning stock options exercised during 2005 and the value of vested and unvested unexercised options held as of December 31, 2005.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	on Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter M. Carlino	1,014,500	$29,374,710	47,500	1,050,000	$1,187,500	$12,582,750
Kevin DeSanctis	65,000	$1,972,349	485,000	700,000	$12,974,075	$8,388,500
William J. Clifford	81,000	$2,336,725	156,500	450,000	$3,868,115	$4,567,250
Leonard DeAngelo	—	—	167,500	362,500	$3,798,100	$5,122,900
Jordan Savitch	28,000	$656,320	47,010	221,250	$1,102,672	$2 ,310,525

(1)          Adjusted to reflect the Company’s March 7, 2005 two-for-one stock split.

Employment Agreements

Peter M. Carlino.   On May 26, 2004, the Company entered into an employment agreement with Peter M. Carlino, its Chairman and Chief Executive Officer. The agreement has an initial term of five years and automatically renews for five year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreement sets a base salary, which shall be reviewed annually and is subject to increase by the Compensation Committee, and provides for additional compensation, including equity compensation and bonuses, as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits. Mr. Carlino’s annual base salary for 2006 is $1,400,000. The agreement also provides for the continued payment of certain life insurance premiums on Mr. Carlino’s behalf.

If Mr. Carlino is terminated without “Cause” (as defined in the agreement) or due to total disability or the Company fails to renew the agreement, Mr. Carlino will be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) he received during the two years prior to termination multiplied by the greater of 36 months or the number of months left in the employment term (the “Severance Term”). Also, during the Severance Term, Mr. Carlino will continue to receive health benefits coverage and he will become a non-executive employee of the Company so his options will continue to vest. In the event of a Change of Control (as defined in the agreement), Mr. Carlino is entitled to receive a cash payment equal to three times the sum of the highest annual base salary Mr. Carlino received during the past two years and the highest annual bonus he received with respect to the last two calendar years. Three quarters of this Change of Control payment is due on the effective date of the Change of Control and the balance is due on the 90th day thereafter. If any severance payment or Change of Control payment results in excise tax under the Internal Revenue Code, then Mr. Carlino is entitled to a gross-up payment so that the net amount he retains will be equal to his severance or Change of Control payment less ordinary and normal taxes (but not less the excise tax).

Mr. Carlino’s employment agreement prohibits him from competing with the Company during the greater of the term of his employment agreement (including any remainder of the term after his termination) or the Severance Term. However, if Mr. Carlino is terminated other than for Cause, he can terminate the non-competition agreement after one year if he waives his right to his remaining severance payments. The agreement also prohibits the disclosure of confidential information of the Company and includes a non-solicitation clause.

Kevin DeSanctis, William J. Clifford and Jordan Savitch.   On May 26, 2004, the Company entered into an employment agreement with Kevin DeSanctis, and on June 10, 2005, the Company entered into employment agreements with William J. Clifford and Jordan Savitch. All three agreements have an initial term of three years and automatically renew for three year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreements set a base salary, which shall be reviewed annually and is subject to increase by the Board or the Compensation Committee, and provide for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits. The base salaries for 2006 are as follows:

Name	2006 Base Salary
Kevin DeSanctis	$1,000,000
William J. Clifford	$585,000
Jordan B. Savitch	$390,000

If the officer is terminated without “Cause” (as defined in the agreement) or due to death or total disability or the Company fails to renew the agreement, the officer will be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) the officer received during the two years prior to termination multiplied by the greater of 24 months or the number of months left in the employment term (the “Severance Term”). Also, during the Severance Term, the officer will continue to receive health benefits coverage and he will become a non-executive employee of the Company so his options will continue to vest. In the event of a Change in Control (as defined in the agreement), the officer is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and highest annual bonus the officer received with respect to the last two calendar years. Three quarters of this Change of Control payment is due on the effective date of the Change of Control and the balance is due on the 90th day thereafter. If the officer is entitled to receive any payments upon termination or Change of Control pursuant to the employment agreement or under any plan or arrangement providing for payments under similar circumstances and any of such payments result in excise tax under the Internal Revenue Code, then the officer is entitled to a gross-up payment so that the net amount he retains will be equal to his payment or payments less ordinary and normal taxes (but not less the excise tax). Each employment agreement includes non-compete and non-solicitation clauses and prohibits the disclosure of confidential information of the Company.

Mr. DeSanctis’ employment agreement provides for the payment of premiums on a $5,000,000 life insurance policy on Mr. DeSanctis’s behalf, to the extent the policy can be issued at standard rates.

Leonard DeAngelo.   On June 10, 2003, the Company entered into an employment agreement with Leonard DeAngelo, its Executive Vice President of Operations. The agreement is for a three-year initial term after which Mr. DeAngelo shall be an “at-will” employee unless the agreement is renewed. The agreement provides for an annual base salary, subject to adjustment, that Mr. DeAngelo is eligible for annual cash bonuses and for certain other benefits, including health and vacation benefits. Mr. DeAngelo’s annual base salary for 2006 is $585,000.

If Mr. DeAngelo’s employment is terminated without “Cause” (as defined in the agreement), he will receive the product of his monthly base salary multiplied by the greater of twelve months or the number of months remaining in the initial term of the agreement (the “Severance Period”). In the event of Mr. DeAngelo’s death or total disability, he shall be entitled to a cash payment equal to the product of 175% of his monthly base salary multiplied by the number of months in the Severance Period. Whether terminated without Cause or as a result of total disability, Mr. DeAngelo will continue to receive health benefits coverage during the Severance Period. In the event that a Change of Control (as defined in the agreement) occurs, Mr. DeAngelo will be entitled to the payments and/or benefits that may become payable on substantially the same terms and conditions as any payments and/or benefits provided to his peer executives, taking into account his position and performance. Mr. DeAngelo is prohibited from disclosing confidential information. Mr. DeAngelo is subject to a non-competition provision during the term of his employment and, after the termination of his employment, for the remainder of the term of his employment agreement. In addition, Mr. DeAngelo is subject to a non-solicitation provision during his employment and, after the termination of his employment, for a period equal to the greater of the remainder of the term of his employment agreement or one year.

Certain Transactions

In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000. Peter D. Carlino is the father of Peter M. Carlino, the Chairman of the Board and Chief Executive Officer of the Company (the “CEO”).

The Company has paid premiums on life insurance policies (the “Policies”) on behalf of certain irrevocable trusts (the “Trusts”) created by the CEO. The policies cover the CEO’s life and that of his spouse. The Trusts are the owners and beneficiaries of the policies and are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. To secure the Company’s interest in each of the Policies, the Trusts have executed a collateral assignment of each of the Policies to the Company. At December 31, 2005, the Company has recorded a receivable in other assets from the Trusts in the amount of $2,146,363. The Company paid premiums for these policies totaling $238,000, $238,000 and $249,000 in 2005, 2004 and 2003, respectively.

The Company currently leases 26,596 square feet of office and warehouse space for buildings in Wyomissing, Pennsylvania for its executive offices from affiliates of the CEO. Rent expense for the years ended December 31, 2005, 2004 and 2003 amounted to $465,000, $369,000 and $326,000, respectively. The leases for the office space expire in June 2008, March 2012 and May 2012, and the lease for the warehouse space expires in August 2006. The Company also paid $400,000 in construction costs related to these leased facilities to these same affiliates in 2005. Based on its research, the Company believes that the lease terms of the leases are not less favorable than lease terms available from an unaffiliated third party. In addition, the Company believes that construction services were performed on terms no less favorable than the terms that could have been obtained from an unaffiliated third party.

During 2005, Bear Stearns performed certain financial advisory, banking and investment banking services for the Company. David A. Handler, a director of the Company, is a Senior Managing Director of Bear Stearns. The Company anticipates that Bear Stearns will continue to be retained to perform services in 2006. The services performed during 2005 were provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, and Bear Stearns compensation in connection with such services did not exceed 5% of Bear Stearns’ consolidated gross revenues for its last full fiscal year.

Eric Schippers, the Vice President, Public Affairs of the Company is the son-in-law of the CEO. Mr. Schippers joined the Company in 2003. From 1998 to 2003, Mr. Schippers was President of the Alexandria, Virginia-based Center for Individual Freedom, a non-partisan constitutional advocacy group. Mr. Shippers has also worked for Burson-Marsteller, one of the world’s largest international public relations firms, representing numerous Fortune 500 clients in the areas of media relations, public affairs, crisis communications and constituency relations. In 2005, Mr. Schippers received a salary of $220,000, a bonus of $105,000 and options to purchase 15,000 shares of the Company’s Common stock.

John Walborn, the Vice President, Quality Assurance of the Company is the brother-in-law of the CEO. Mr. Walborn joined the Company in 1998 as Director of Quality and Facility Operations where he was responsible for overseeing off track wagering business needs and opportunities. Mr. Walborn was promoted in January 2002 to his present position of Vice President of Quality Assurance. Prior to joining the Company, Mr. Walborn held positions as President of Pretzel Gourmet, President of Scarborough Fair, and President and Chief Executive Officer of Ko-Ord Services, an operational division of a chain of Arby’s Roast Beef franchises. In 2005, Mr. Walborn received a salary of $130,000, a bonus of $30,000 and options to purchase 30,000 shares of the Company’s Common stock.

Richard J. Carlino, the brother of the CEO, was the President of Penn National Speedway, Inc., a wholly owned subsidiary of the Company from 1995 and until April 1, 2006. In connection with the planned demolition of the speedway to build the new integrated racing and gaming facility at Penn National Race Course, Mr. Carlino’s position was eliminated. From 1986 to 1995, Mr. Carlino worked in various positions at the Penn National Race Course, including as Starter and Director of Construction for Off-Track Wagering. Mr. Carlino received a salary of $75,000 in 2005.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation Committee are Messrs. Cramer and Handler and Ms. Shattuck. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Audit Committee and the performance graph on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of three non-employee directors of the Company who are independent under the current Marketplace Rules.

Policies and Mission

The Compensation Committee has determined that compensation of executive officers should include a mixture of short- and long-range compensation plans that attract, motivate, properly reward and retain competent executive personnel and encourage increases in the Company’s growth and profitability. As such, the Company’s policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary, bonus, stock option grants and restricted stock grants, is to a significant extent dependent upon the Company’s financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as favorable financing and improvement to the capital structure, implementing capital improvements, entering new markets and achieving other long-range business and operating objectives. The Compensation Committee has monitored, and will continue to monitor, compensation trends and developments. In addition, during 2005, the Compensation Committee engaged the services of an independent compensation consultant to assess the Company’s executive compensation program and to provide guidance in connection with executive compensation decisions for 2005. This consultant was engaged by, and reported directly to, the Compensation Committee

Compensation Program

To determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company’s competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company’s plans and practices are competitive and appropriately based on the Company’s performance and compensation philosophy. The key components of the Company’s compensation program are base salary, equity participation in the form of stock options and annual incentive cash bonus awards.

Base Salary.   The Compensation Committee seeks to structure executive base salaries competitive with those of similarly situated companies and reviews each executive officer’s salary on an annual basis. The base salaries for Peter M. Carlino and the other executive officers are initially set by employment agreements and adjusted by the Compensation Committee. In setting and adjusting base salary levels for individual executives, the Compensation Committee considers factors such as the executive’s scope of responsibility, the executive’s performance, the performance of the Company, future potential and benchmarks of comparable positions at other companies. In making salary decisions, the Compensation Committee exercises subjective judgment using no specific weights for the previously discussed factors. Effective January 1, 2005, the executive officers received base salary increases of 8.7% to 25.0%. Salary increases were based upon each individual executive’s performance and the Company’s achievements in 2004, including achieving year over year earnings growth that exceeded budgeted expectations, the progress of the transaction to acquire Argosy Gaming Company, the strong performance of the Company’s common stock, the continued expansion and strong operating results of the properties and management’s pursuit of significant growth opportunities in Pennsylvania and Maine.

Stock Options.   Stock options are granted under the provisions of the Company’s 2003 Equity Compensation Plan. Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock to ensure that executives can be rewarded only for appreciation in the price of the Common Stock where the Company’s shareholders are similarly benefited. The Compensation Committee determines and designates the executive officers who receive stock options. In making grants to executive officers, the Compensation Committee establishes levels of participation for the stock option program based upon each executive officer’s position in the Company, performance, tenure and future potential, without giving particular weight to one factor.

Annual Bonus.   The Compensation Committee awarded discretionary cash bonuses to the executive officers and certain other officers. Executive officers received bonuses equal up to 100% of their base salaries. The bonuses were based upon the individual executives’ and the Company’s various accomplishments during 2005, including, in particular, commencement of the integration efforts related to the acquisition of Argosy Gaming Company and the overall effect of the transaction on the scope and the complexity of operations, the sale of the Argosy Casino Baton Rouge, management’s progress in pursuit of significant growth opportunities in Maine and Pennsylvania, and the continued expansion and strong operating results of the properties.

Compensation of the Chief Executive Officer

The compensation of Peter M. Carlino, the Chief Executive Officer, for 2005 was primarily made up of base salary, bonus, stock options and restricted stock. The Compensation Committee reviewed CEO compensation at certain comparable companies and Mr. Carlino’s current base salary and his total compensation opportunity are each in line with those of CEOs of comparable companies. Effective January 1, 2005, Mr. Carlino’s salary was set at $1,000,000 and, in addition, Mr. Carlino received a bonus of $1,000,000 for 2005. In addition, in 2005, Mr. Carlino was granted options to purchase 600,000 shares of Common Stock.

In establishing Mr. Carlino’s compensation package, the Compensation Committee assessed the Company’s and Mr. Carlino’s performance. The Compensation Committee considered Mr. Carlino’s demonstrated management skills, his expertise in the gaming and racing industries, his success in developing and implementing the Company’s strategic plans and his development of the organization of the Company. In setting Mr. Carlino’s base salary for 2005, the Compensation Committee also considered the Company’s accomplishments during 2004, including the progress of the transaction to acquire Argosy Gaming Company, the strong performance of the Company’s common stock, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the advancements in the pursuit of significant growth opportunities in Pennsylvania and Maine.

Mr. Carlino received a bonus for 2005 based upon his role in the Company’s numerous achievements during 2005, including commencement of the integration efforts related to the acquisition of Argosy Gaming Company and the overall effect of the transaction on the scope and complexity of operations, the sale of Argosy Casino Baton Rouge, management’s progress in pursuit of significant growth opportunities in Maine and Pennsylvania, and the continued expansion and strong operating results of the properties. The stock options awarded to Mr. Carlino reflect the total shareholder return achieved through the date of grant and were intended to link Mr. Carlino’s future compensation opportunity to the creation of additional shareholder value and to reward him for leadership of, and dedication to, the Company.

Compensation Committee of the Board of Directors
Harold Cramer, Chairman
David A. Handler
Barbara Z. Shattuck

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy, all of whom are independent directors under the current Marketplace Rules, and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. and the SEC. A copy of the written charter was included as Appendix A to the Company’s 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, the Company’s independent registered public accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm (the “independent accountants”), nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, in 2005, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm’s independence.

Based upon Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
John M. Jacquemin, Chairman
Harold Cramer
Robert P. Levy

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return for the Company’s Common Stock since December 31, 2000 to the total returns of the NASDAQ Market Index and a peer group index. The peer group index is comprised of six competing gaming and thoroughbred horse racing companies (Ameristar Casinos, Inc., Boyd Gaming Corp., Isle of Capri Casinos, Inc., MTR Gaming Group, Inc., Pinnacle Entertainment, Inc., and Station Casinos, Inc.). The comparative returns shown in the graph assumes the investment of $100 in the Company’s Common Stock, the NASDAQ Market Index and the peer group index on December 31, 2000 and assumes the reinvestment of all dividends. On October 3, 2005, the Company completed the acquisition of Argosy Gaming Company. Argosy Gaming Company was included in the peer group reflected in last year’s Proxy Statement.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PENN NATIONAL GAMING, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	Year Ended
Index Description	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Penn National Gaming, Inc.	$100.00	$297.80	$311.35	$453.87	$1,188.65	$1,293.68
Peer Group	$100.00	$125.30	$149.23	$224.69	$421.84	$493.63
NASDAQ Market Index	$100.00	$79.71	$55.60	$83.60	$90.63	$92.62

Notes:

A.              The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

B.               The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.               If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

The Company has not paid cash dividends on its Common Stock. Historic price is not indicative of future stock price.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP audited the books, records and accounts of the Company and its subsidiaries for the years ended December 31, 2005 and December 31, 2004. BDO Seidman has advised the Audit Committee that it has no direct or material indirect interest in the company or its affiliates. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

A summary of aggregate fees for professional services billed by BDO Seidman in 2005 and 2004 as follows:

	Fiscal 2005	Fiscal 2004(5)
Audit Fees(1)	$2,230,811	$1,888,767
Audit-Related Fees(2)	24,466	7,165
Tax Fees(3)	498,019	504,542
All Other Fees(4)	194,754	94,169
Total Fees	$2,948,050	$2,494,643

(1)          Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting and its management’s assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Audit-related fees include fees for due diligence in connection with the Argosy Gaming Company acquisition and fees for the audit of the Company’s 401(k) plans.

(3)          Tax fees include fees in connection with preparation of U.S. federal and state income tax returns for the Company and other tax compliance matters.

(4)          All other fees include fees for support and advisory services related to the Company’s debt offerings.

(5)          For purposes of comparability, certain prior year amounts have been reclassified to conform to the current year presentation.

The Audit Committee has not yet selected an accountant for the fiscal year ending December 31, 2006 because, in light of the recently completed Argosy acquisition, it is re-evaluating the Company’s needs and, accordingly, intends to evaluate available alternatives.

The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company’s independent auditor. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. In 2005, all audit services provided by BDO Seidman were pre-approved by the Audit Committee.

OTHER MATTERS

The Company is mailing a 2006 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on April 7, 2006. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of the Company’s Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 2005, except that the following transaction was inadvertently reported late:  Jordan Savitch, Senior Vice President and General Counsel, reported on a Form 4 the exercise of options.

Advanced Notice Provision

Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2007 annual meeting, between January 2 and February 1, 2007. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 29, 2006. Proposals should be sent to the Company’s principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

Householding of Proxy Materials

Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company’s 2006 Annual Report to Shareholders in accordance with a notice delivered from such shareholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

By Order of the Board of Directors,
/s/ ROBERT S. IPPOLITO
April 28, 2006	Secretary

PROXY

® PENN NATIONAL GAMING, INC.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic deliver of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PENN NATIONAL GAMING, INC. 825 BERKSHIRE BLVD., SUITE 200 WYOMISSING, PA 19610

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Penn National Gaming, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PENNG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN NATIONAL GAMING, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 1.

Vote On Directors			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee, mark “For All Except” and write the
1.	For the election of David A. Handler and John M. Jacquemin to					nominee’s number on the line below.
	serve as Class I Directors until the Annual Meeting of Shareholders		☐	☐	☐
of the Company to be held in the year 2009 or until their successors are elected and qualified:

	01) David A. Handler	02) John M. Jacquemin

2.	In their discretion, such other business as may properly come before the annual meeting.

For comments, please check this box and write them on the back where indicated			☐

Please sign exactly as name appears. For joint accounts, each joint owner must sign.

Signature (PLEASE SIGN WITHIN BOX)		Date			Signature (Joint Owners)	Date

PROXY

PENN NATIONAL GAMING, INC.
ANNUAL MEETING OF SHAREHOLDERS, JUNE 1, 2006

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Peter M. Carlino and Harold Cramer, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the “Company”), which the shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders thereof to be held on June 1, 2006 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Comments:

SEE REVERSE SIDE	(If you noted any Comments above, please mark corresponding box on the reverse side.)	SEE REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.

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